Exhibit 2

THE REPUBLIC OF ARGENTINA

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

__________________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 30, 2010

to

Trust Indenture Dated as of June 2, 2005

__________________________________

DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE dated as of April 30, 2010 (this “First Supplemental Indenture”) to the Trust Indenture dated as of June 2, 2005 between THE REPUBLIC OF ARGENTINA (the “Republic”) and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) (the “Original Indenture”).  Capitalized terms used and not otherwise defined herein shall have the meaning assigned to them in the Original Indenture.

WHEREAS, on or about April 30, 2010, the Republic commenced an invitation (the “Invitation”) to the holders of certain series of its outstanding debt securities to offer to exchange such debt securities for various new securities to be issued by the Republic, certain of which are to be issued under the Original Indenture;

WHEREAS, clause (f) of the first paragraph of Section 8.1 of the Original Indenture provides that the Republic and the Trustee may, without the vote or consent of any Holder, amend the Debt Securities of any Series or the Original Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interest of any Holder of such Debt Securities;

WHEREAS, the Republic wishes to amend Section 12.10(a) (Waiver of Immunity) of the Original Indenture to clarify the immunities of the Republic;

WHEREAS, the Republic wishes to clarify the definition of “Domestic Foreign Currency Indebtedness” in the Original Indenture;

WHEREAS,  the Republic wishes to amend Section 12.7 (Governing Law) of the Original Indenture;

WHEREAS, the amendment to Section 12.10(a), the amendment to the definition of “Domestic Foreign Currency Indebtedness” and the amendment to Section 12.7 will not be applicable to (a) Debt Securities of any series issued prior to the date hereof or (b) Debt Securities of any series issued on or after the date hereof that, by their terms, constitute part of the same series as, and are fully fungible with, any series of Debt Securities issued prior to the date hereof, including without limitation the Republic’s Euro-Denominated GDP-Linked Securities (ISIN: XS0209139244; Common Code: 020913924) originally issued  on June 2, 2005 (the “2005 Euro-Denominated GDP-Linked Securities”);

WHEREAS, in connection with the Invitation, the Republic proposes to issue (a) additional Euro-Denominated GDP-Linked Securities (such additional securities, the “Additional Euro-Denominated GDP-Linked Securities”), which will constitute part of the same series as, and will be fully fungible with, the 2005 Euro-Denominated GDP-Linked Securities, and (b) a new series of GDP-Linked Securities denominated in U.S. dollars and governed by New York law (the “2010 U.S. Dollar-Denominated GDP-Linked Securities”), which will not be fungible with any GDP-Linked Security issued prior to the date hereof, which are intended to have identical payment rights to the remaining payment rights under the U.S. Dollar-Denominated GDP-Linked Securities issued by the Republic on June 2, 2005 (CUSIP NO. 040114GM6; ISIN: US040114GM64; Common Code: 020937181) (the “2005 U.S. Dollar-Denominated GDP-Linked Securities”), but are not intended to be fungible with the 2005 U.S. Dollar-Denominated GDP-Linked Securities;

WHEREAS, the Republic wishes to set forth procedures for the calculation by the Trustee of the Payment Cap (as such term is defined in the terms and conditions of the 2005 U.S. Dollar-Denominated GDP-Linked Securities and the terms and conditions of the 2005 Euro-Denominated GDP-Linked Securities, in each case as set forth in Annex B to the Supplemental GDP-Linked Securities Authorization for the respective securities) to ensure that (a) the Additional Euro-Denominated GDP-Linked Securities will have identical payment rights to the remaining payment rights under the 2005 Euro-Denominated GDP-Linked Securities and (b) the 2010 U.S. Dollar-Denominated GDP-Linked Securities will have identical payment rights to the remaining payment rights under the 2005 U.S. Dollar-Denominated GDP-Linked Securities;

WHEREAS, the holders of Eligible Securities (as defined in the Invitation) of the Republic that will receive Additional Euro-Denominated GDP-Linked Securities or the 2010 U.S. Dollar-Denominated GDP-Linked Securities pursuant to the Invitation will agree, as a condition to their participation in the Invitation, that they will be deemed to have received, and to have waived actual receipt of, all payments that would have been made on the Additional Euro-Denominated GDP-Linked Securities and the 2010 U.S. Dollar-Denominated GDP-Linked Securities during the period from and including June 2, 2005 to but excluding December 31, 2009, as if such securities were outstanding during that period, and as further set forth in Section 5 hereto;

WHEREAS, the Republic has requested and the Trustee has agreed, consistent with clause (f) of the first paragraph of Section 8.1 of the Original Indenture, to amend Sections 12.10(a) and 12.7 and the definition of “Domestic Foreign Currency Indebtedness” of the Original Indenture and to set forth the procedures for calculating the Payment Cap (as such term is defined in the terms and conditions of the 2010 U.S. Dollar-Denominated GDP-Linked Securities and the terms and conditions of the Additional Euro-Denominated GDP-Linked Securities, in each case as set forth in Annex A to the Supplemental GDP-Linked Securities Authorization for the respective securities) with respect to the Additional Euro-Denominated GDP-Linked Securities and the 2010 U.S. Dollar-Denominated GDP-Linked Securities issued on or after the date hereof pursuant to the Invitation; and

WHEREAS, the Republic has appointed the Embassy of the Republic in the United Kingdom as its new Authorized English Agent in accordance with Section 12.9 of the Original Indenture in light of the fact that The Republic of Argentina Financial Representative Office in Europe and Banco de la Nación Argentina (Oficina de Enlace), the former Authorized English Agents, no longer have an address in the City of London.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Republic and the Trustee hereby agree as follows:

SECTION 1.  Scope of Amendment.  The provisions of this First Supplemental Indenture shall apply only to (a) with respect to the amendments to Section 12.10(a), Section 12.7 and to the definition of “Domestic Foreign Currency Indebtedness” of the Original Indenture as set forth in Sections 2, 4 and 3 of this First Supplemental Indenture, respectively, Debt Securities issued on or after the date hereof other than the Additional Euro-Denominated GDP-Linked Securities and the Debt Securities of any series issued on or after the date hereof that, by their terms, constitute part of the same series as, and are fully fungible with, any series of Debt Securities issued prior to the date hereof, and (b) with respect to the procedures described in Section 5 of this First Supplemental Indenture, all GDP-Linked Securities issued on or after the date hereof pursuant to the Invitation.

SECTION 2.  Amendment to Section 12.10, Waiver of Immunity.  Subject to Section 1 hereto, Section 12.10(a) of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the text that follows so that, as amended, Section 12.10(a) of the Original Indenture shall read as follows:

“Section 12.10.  Waiver of Immunity.  (a) Subject to Section 12.11, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) reserves of the Central Bank (Banco Central de la República Argentina), (ii) property in the public domain located in the territory of the Republic that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005), (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions, (vi) property entitled to the immunities of the Immunities Act, including but not limited to property of the Republic not being used by the Republic for a commercial activity in the United States, (vii) property used by a diplomatic, governmental or consular mission of the Republic, (viii) property of a military character or under the control of a military authority or defense agency of the Republic or (ix) property forming part of the cultural heritage of the Republic.”

SECTION 3.  Amendment to the definition of “Domestic Foreign Currency Indebtedness”.  Subject to Section 1 hereto, the definition of “Domestic Foreign Currency Indebtedness” set forth in Section 1.1 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the text that follows so that, as amended, such definition shall read as follows:

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.”

SECTION 4.  Amendment to Section 12.7, Governing Law.  Subject to Section 1 hereto, Section 12.7 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the text that follows so that, as amended, Section 12.7 of the Original Indenture shall read as follows:

“Governing Law.  In respect of Debt Securities of a Series governed by New York law, this Indenture and such Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.  In respect of Debt Securities of a Series governed by English law, this Indenture, such Debt Securities and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with the laws of England & Wales without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.”

 SECTION 5. GDP-Linked Securities issued on or after the date hereof pursuant to the Invitation.  In consideration for any Additional Euro-Denominated GDP-Linked Securities or 2010 U.S. Dollar-Denominated GDP-Linked Securities that the Republic issues on or after the date hereof pursuant to the Invitation, (a) the Holders thereof will be deemed to have received, and to have waived actual receipt of, all payments that would have been made on the Additional Euro-Denominated GDP-Linked Securities and the 2010 U.S. Dollar-Denominated GDP-Linked Securities during the period from and including June 2, 2005 to but excluding December 31, 2009, as if such securities were outstanding during that period, (b) such prior payments deemed made shall be counted towards the Payment Cap (as such term is defined in the terms and conditions of the Additional Euro-Denominated GDP-Linked Securities and 2010 U.S. Dollar-Denominated GDP-Linked Securities, as set forth in Annex B to the Supplemental GDP-Linked Securities Authorization for the respective securities), (c) the Additional Euro-Denominated GDP-Linked Securities will expire in any year in which the Payment Cap (as such term is defined in the terms and conditions of the 2005 Euro-Denominated GDP-Linked Securities, as set forth in Annex B to the Supplemental GDP-Linked Securities Authorization for such securities) for the Euro-Denominated GDP-Linked Securities is reached, and (d) the 2010 U.S. Dollar-Denominated GDP-Linked Securities will expire in any year in which the Payment Cap (as such term is defined in the terms and conditions of the 2005 U.S. Dollar-Denominated GDP-Linked Securities, as set forth in Annex B to the Supplemental GDP-Linked Securities Authorization for such securities) for the 2005 U.S. Dollar-Denominated GDP-Linked Securities is reached.

SECTION 6.  Notice of appointment of new Authorized English Agent.  The Republic of Argentina Financial Representative Office in Europe and Banco de la Nación Argentina (Oficina de Enlace) no longer have an address in the City of London.  Therefore, in accordance with Section 12.9 of the Original Indenture, the Republic has appointed the Embassy of the Republic in the United Kingdom, at its office located at 65 Brook Street, London W1K 4AH, United Kingdom, as the new Authorized English Agent.  The Republic hereby notifies the Trustee of such appointment and of the acceptance of such appointment by the Embassy of the Republic in the United Kingdom and concurrently herewith has delivered to the Trustee a copy of such acceptance.  References to the Authorized English Agent in the Original Indenture shall be deemed to refer to the Embassy of the Republic in the United Kingdom, located at 65 Brook Street, London W1K 4AH, United Kingdom.

SECTION 7.  Effectiveness.  This First Supplemental Indenture shall become effective as of the date hereof upon execution by the parties hereto.

SECTION 8.  Governing Law.  In respect of Debt Securities of a Series governed by New York law, this First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.  In respect of Debt Securities of a Series governed by English law, this First Supplemental Indenture and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with the laws of England & Wales without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

SECTION 9.  Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

SECTION 10.  Amendment.  Except as specifically amended or modified hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof.  All references in any other agreement or document to the Original Indenture shall, on and after the date hereof, be deemed to refer to the Original Indenture as amended hereby.

SECTION 11.  Trustee not Responsible for Recitals, etc.  The recitals set forth herein are made by the Republic only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as a deed by their duly authorized representatives as of April 30, 2010.

EXECUTED as a deed under seal by THE REPUBLIC OF ARGENTINA, And signed and delivered as a deed on its behalf by Hernán Lorenzino, its duly authorized attorney, in the presence of:	) ) ) ) )	By: /s/ Hernán Lorenzino Name: Hernán Lorenzino Title: Secretary of Finance of the Ministry of Economy and Public Finance of the Republic of Argentina	LS

Witness’s Signature:  By:  /s/   Adrián E. Cosentino
 Name:       Adrián E. Cosentino
 Title:         Undersecretary of Finance of the Ministry
                                                                 of Economy and Public Finance of the Republic of
                                                                 Argentina
 Address:  Hipólito Yrigoyen 250, C1086AAB, Buenos Aires, Argentina

THE BANK OF NEW YORK MELLON, as Trustee

By:  /s/ Lucía Jaklitsch
        Name: Lucía Jaklitsch
Title:   Vice President